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[ENHERENT CORP. LOGO]

                                                                    EXHIBIT 10.4
                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is effective the 1st day of April, 2005, contingent on shareholder approval of the pending merger with Dynax, by and between enherent Corp., a Delaware corporation, with its principal place of business at 80 Lamberton Rd., Windsor, CT 06095, with all of its direct and indirect subsidiaries, (the "Company") and Douglas Catalano, an individual residing at 79 Hidden Valley Rd., Marshfield, MA 02050 (the "Consultant").

         RECITALS:

         A. Company is a global information technology services company.

         B. The Consultant is experienced in the information technology services industry and has been Chairman, President and Chief Executive Officer of the Company.

         C. The Consultant will provide transition assistance to the new Chief Executive Officer.

         D. Company agrees that it shall not require Consultant to engage in any conduct, which would violate any of the Consultant's obligations to current or former Companies arising under this Agreement.

         E. The Consultant is willing to make his services available to Company on the terms and conditions hereinafter set forth.

         AGREEMENT:

         Therefore, in consideration of the premises, mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Company and the Consultant hereby agree as follows:

     1) Term: The term (the "Term") of this Agreement shall begin on April 1, 2005 and shall end on June 30, 2005. The Term of this Agreement shall be three
(3) months and shall not be further extended without the mutual written consent of the parties.

     2) Duties: The Consultant will provide transition assistance to the new Chief Executive Officer of the Company to insure an orderly turnover of duties, including but not limited to:

         a) introduction to key enherent client contacts;

         b) meetings with enherent staff; and



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         c) assistance in understanding operations, finance, legal, sales, recruiting, and investor relations. In addition, the Consultant shall perform such duties as may be reasonably assigned to him by the Chief Executive Officer. During the Term, Consultant shall be compensated as follows:

     3)

         a) Compensation. Consultant shall be paid fifteen thousand dollars ($15,625) (the "Monthly Base Fee"), in two equal installments of seven thousand eight hundred twelve dollars and fifty cents ($7,812.50) payable on the 15th and 30th of each month starting on April 15, 2005, for 80 hours of service per month. Consultant shall be paid as an independent contractor, payment to be reported on Form 1099. The total number of hours covered by the Term of this Agreement is 240.

         b) Additional Compensation. Should Consultant provide services to the Company in excess of 240 hours he shall be paid $135 per hour for any additional services that have been pre-approved in writing by the Company.

     4)  Expense Reimbursement and Other Benefits.

         a) Reimbursement of Expenses. During the term of Consultant's engagement hereunder, Company, upon the Consultant's submission of proper substantiation in accordance with Company's standard procedure, shall reimburse the Consultant for all reasonable expenses actually paid or incurred by the Consultant in the course of and pursuant to the business of Company. Proper substantiation shall include, but not be limited to, copies of all relevant invoices, receipts or other evidence reasonably requested by Company.

     5) Restrictions. All Restrictions set out in Clause 6 of Consultant Employment Agreement with the Company dated February 16, 2004 shall remain in full force and effect through the term of this Consulting Agreement and for the periods stated in Clause 6 of the Employment Agreement.

     6) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut without giving effect to its choice of law provision.

     7) Notices. If either party desires to give notice to the other in connection with any of the terms and provisions of this Agreement, said notice must be in writing and shall be deemed


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given when (a) delivered by hand (with written confirmation of receipt); (b)
sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addresses, if sent by a nationally recognized overnight delivery service (receipt requested), in each case addressed to the party for whom it is intended at the address specified above.

         IN WITNESS WHEREOF, the Company, by its appropriate officer, signed this Agreement and Consultant has signed this Agreement, as of the day and year first above written.

             AGREED TO BY:                        AGREED TO BY:

             Consultant: Douglas Catalano         enherent Corp.
                         -----------------        Pamela Fredette
                                                  CEO/Chairman/President


             By:   /s/ Douglas Catalano           By:   /s/ Pamela Fredette
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             Date: 4/5/05                         Date: 4/5/05
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